Exhibit 99.2
Sable Offshore Corp. Announces Closing of Upsized Public Offering of Common Stock and Full Exercise of Underwriters’ Option

May 23, 2025

HOUSTON -- (BUSINESS WIRE) -- Sable Offshore Corp. (“Sable” or the “Company”) (NYSE: SOC) today announced the closing of its previously announced upsized underwritten public offering of 10,000,000 shares of its common stock at the public offering price of $29.50 per share. The shares of common stock sold include 1,304,346 shares pursuant to the option to purchase additional shares granted by the Company to the underwriters, which option was exercised in full. The gross proceeds from the offering, before deducting discounts and commissions and estimated expenses of the offering, were approximately $295.0 million.

The Company intends to use net proceeds of the offering for capital expenditures, working capital purposes and general corporate purposes.

J.P. Morgan, Jefferies and TD Cowen acted as joint book-running managers and representatives of the underwriters. The Benchmark Company, Johnson Rice & Company, Pickering Energy Partners, Roth Capital Partners and Tuohy Brothers acted as co-managers.

The registration statement on Form S-3 relating to this offering was declared effective by the Securities and Exchange Commission (“SEC”) on May 1, 2025. The final prospectus supplement and accompanying prospectus relating to and describing the final terms of the offering was filed with the SEC on May 22, 2025 and may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Jefferies LLC, at Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at 877-821-7388, or by email at prospectus_department@jefferies.com or TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (833) 297-2926 or by email at TD.ECM_Prospectus@tdsecurities.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Sable

Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.

Forward Looking Statements

The information in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the proposed offering, including the expected closing of the proposed offering; the ability to recommence production of the SYU assets and the cost and time required therefor; global economic

Exhibit 99.2
conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Investor Contact:

Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111